UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2017

AMERITEK VENTURES

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-54739	27-4594495
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

2251 N Rampart Blvd #207, Las Vegas NV 89128

(Address of principal executive offices)

(573) 207-5517

(Registrant’s telephone number, including area code)

ATVROCKN

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kenneth P. Mayeaux

Effective July 10, 2017, the Board appointed Kenneth P. Mayeaux as the Company’s Vice-President of Operations, Secretary and Treasurer.

Kenneth P. Mayeaux, age 67, holds a Bachelor of Science in Analytical Management from the U.S. Naval Academy at Annapolis, MD and served as a U.S. Naval Officer in engineering, operations and logistics positions for over six years.  Following his naval service, Mr. Mayeaux completed advanced business training at Louisiana State University and attended various Sales and Consulting training courses throughout his career.

Educational background and professional experience have culminated in Mr. Mayeaux, a results-oriented business executive, who brings over 25 years of highly successful multi-manufacturing plant operations, project management, financial management, and consulting experience in privately held building materials and chemical manufacturing, foreign owned, and Fortune 100 companies to Ameritek Ventures.

In his capacity as the VP of Operations for Ameritek Ventures, Mr. Mayeaux brings his extensive plant operations, financial expertise, and management expertise to the company management team.  Further, Mr. Mayeaux brings his specialized skills in the areas of project oversight, supply chain management, plant manufacturing operations, plant financial operations, compliance and legal oversight, to facilitate the planned, strategic, and rapid expansion of Ameritek Ventures in the global, optical fiber marketplace.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERITEK VENTURES

Date: July 10, 2017	By: /s/ CLINTON L. STOKES III
Clinton L. Stokes III
President, Chief Executive Officer, Secretary and Chairman of the Board